EVERCOMMERCE INC. INSIDER TRADING COMPLIANCE POLICY This Insider Trading Compliance Policy (this “Policy”) consists of seven sections: • Section I provides an overview; • Section II sets forth the policies of the Company prohibiting insider trading; • Section III explains insider trading; • Section IV consists of procedures that have been put in place by the Company to prevent insider trading; • Section V sets forth additional transactions that are prohibited by this Policy; • Section VI explains Rule 10b5-1 trading plans; and • Section VII refers to the execution and return of a certificate of compliance. I. SUMMARY Preventing insider trading is necessary to comply with securities laws and to preserve the reputation and integrity of EverCommerce Inc. (the “Company”) as well as that of all persons affiliated with the Company. “Insider trading” occurs when any person purchases or sells a security while in possession of inside information relating to the security. As explained in Section III below, “inside information” is information that is both “material” and “non-public.” Insider trading is a crime. The penalties for violating insider trading laws include imprisonment, disgorgement of profits, civil fines, and significant criminal fines. Insider trading is also prohibited by this Policy, and violation of this Policy may result in Company-imposed sanctions, including termination of employment for cause. This Policy applies to all officers, directors and employees of the Company. Individuals subject to this Policy are responsible for ensuring that members of their households also comply with this Policy. This Policy also applies to any entities controlled by individuals subject to the Policy, including any corporations, limited liability companies, partnerships or trusts (such entities, together with all officers, directors and employees of the Company, are referred to as the “Covered Persons”), and transactions by these entities should be treated for the purposes of this Policy and applicable securities laws as if they were for the individual’s own account. This Policy extends to all activities within and outside an individual’s Company duties. Every officer, director and employee must review this Policy. Questions regarding the Policy should be directed to the Company’s Chief Legal Officer. Exhibit 19.1 2 II. STATEMENT OF POLICIES PROHIBITING INSIDER TRADING No officer, director or employee shall purchase or sell any type of security while in possession of material, non-public information relating to the security or its issuer, whether the issuer of such security is the Company or any other company. For example, if a director, officer or employee learns material non-public information about another company with which the Company does business, including a business partner or collaborator, that person may not trade in such other company’s securities until the information becomes public or is no longer material. Further, no Covered Person shall purchase or sell any security of any other company in the Company’s industry or the industry of a company that is the subject of a potential strategic transaction with the Company, while in possession of material nonpublic information that was obtained in the course of the Covered Person’s employment or service with the Company. These prohibitions do not apply to the following “permitted transactions”: • purchases of the Company’s securities by a Covered Person from the Company, including without limitation pursuant to an employee stock purchase plan, or sales of the Company’s securities by a Covered Person to the Company; • exercises of stock options or other equity awards or the surrender of shares to the Company in payment of the exercise price or in satisfaction of any tax withholding obligations in a manner permitted by the applicable equity award agreement, or vesting of equity-based awards, that in each case do not involve a market sale of the Company’s securities (the “cashless exercise” of a Company stock option through a broker does involve a market sale of the Company’s securities, and therefore would not qualify under this exception); • bona fide gifts of the Company’s securities, unless the person making the gift has reason to believe that the recipient intends to sell the securities while the donor is in possession of material, non-public information about the Company; • purchases or sales of the Company’s securities made pursuant to any binding contract, specific instruction or written plan entered into outside of a black-out period and while the purchaser or seller, as applicable, was unaware of any material, non-public information and which contract, instruction or plan (i) meets all of the requirements of the affirmative defense provided by Rule 10b5-1 (“Rule 10b5-1”) promulgated under the Securities Exchange Act of 1934, as amended (the “1934 Act”), (ii) was pre-cleared in advance pursuant to this Policy and (iii) has not been amended or modified in any respect after such initial pre-clearance without such amendment or modification being pre-cleared in advance pursuant to this Policy. For more information about Rule 10b5-1 trading plans, see Section VI below; or • purchases or sales of the Company’s securities made pursuant to a “non-Rule 10b5- 1 trading arrangement” as defined in Item 408 of Regulation S-K that (i) was entered into outside of a black-out period and while the Covered Person was unaware of any material, non-public information, (ii) has been pre-cleared by the Chief Legal Officer and (iii) has not been modified after such initial pre-clearance without such amendment or modification being pre-cleared in advance by the Chief Legal Officer. Exhibit 19.1 3 In addition, no officer, director or employee shall directly or indirectly communicate (or “tip”) material, non-public information to anyone outside of the Company (except in accordance with the Company’s policies regarding the protection or authorized external disclosure of Company information) or to anyone within the Company other than on a need-to-know basis. III. EXPLANATION OF INSIDER TRADING “Insider trading” refers to the purchase or sale of a security while in possession of “material,” “non-public” information relating to the security or its issuer. “Securities” include stocks, bonds, notes, debentures, options, warrants and other convertible securities, as well as derivative instruments. “Purchase” and “sale” are defined broadly under the federal securities law. “Purchase” includes not only the actual purchase of a security, but any contract to purchase or otherwise acquire a security. “Sale” includes not only the actual sale of a security, but any contract to sell or otherwise dispose of a security. These definitions extend to a broad range of transactions, including conventional cash-for-stock transactions, gifts, conversions, the exercise of stock options, and acquisitions and exercises of warrants or puts, calls or other derivative securities. It is generally understood that insider trading includes the following: • trading by insiders while in possession of material, non-public information; • trading by persons other than insiders while in possession of material, non-public information, if the information either was given in breach of an insider’s fiduciary duty to keep it confidential or was misappropriated; and • communicating or tipping material, non-public information to others, including recommending the purchase or sale of a security while in possession of such information. A. What Facts are Material? The materiality of a fact depends upon the circumstances. A fact is considered “material” if there is a substantial likelihood that a reasonable investor would consider it important in making a decision to buy, sell or hold a security, or if the fact is likely to have a significant effect on the market price of the security. Material information can be positive or negative and can relate to virtually any aspect of a company’s business or to any type of security, debt or equity. Examples of material information include (but are not limited to) information about: • corporate earnings or earnings forecasts; • possible mergers, acquisitions, tender offers or dispositions; • major new products or product developments; • important business developments, such as developments regarding strategic collaborations or developments with major customers; • developments regarding the Company’s intellectual property portfolio; • significant incidents involving cybersecurity or data protection; Exhibit 19.1 4 • management or control changes; • significant financing developments including pending public sales or offerings of debt or equity securities; • defaults on borrowings; • bankruptcies; and • significant litigation or regulatory actions. Moreover, material information does not have to be related to a company’s business. For example, the contents of a forthcoming newspaper column that is expected to affect the market price of a security can be material. A good general rule of thumb: When in doubt, do not trade. B. What is Non-Public? Information is “non-public” if it is not available to the general public. In order for information to be considered public, it must be widely disseminated in a manner making it generally available to investors through such media as Dow Jones, Business Wire, Reuters, The Wall Street Journal, Associated Press, or United Press International, a broadcast on widely available radio or television programs, publication in a widely available newspaper, magazine or news web site, a Regulation FD-compliant conference call, or public disclosure documents filed with the Securities and Exchange Commission (“SEC”) that are available on the SEC’s web site. The circulation of rumors, even if accurate and reported in the media, does not constitute effective public dissemination. In addition, even after a public announcement, a reasonable period of time must lapse in order for the market to react to the information. Generally, one should allow two full trading days following publication as a reasonable waiting period before such information is deemed to be public. For the purposes of this Policy, a “trading day” is a day on which national stock exchanges are open for trading. If, for example, the Company were to make an announcement on a Monday prior to 9:30 a.m. Eastern time, the information would be deemed public after the close of trading on Tuesday. If an announcement were made on a Monday after 9:30 a.m. Eastern time, the information would be deemed public after the close of trading on Wednesday. If you have any question as to whether information is publicly available, please err on the side of caution and direct an inquiry to the Chief Legal Officer. C. Who is an Insider? “Insiders” include officers, directors and employees of a company and anyone else who has material non-public information about a company. Insiders have independent fiduciary duties to their company and its stockholders not to trade on material, non-public information relating to the company’s securities. All employees, as well as officers and directors of the Company should consider themselves insiders with respect to material, non-public information about the Company’s business, activities and securities. Individuals subject to this Policy are responsible for ensuring that members of their households also comply with this Policy. This Policy also applies to any entities controlled by individuals subject to the Policy, including any corporations, partnerships or trusts, and Exhibit 19.1

5 transactions by these entities should be treated for the purposes of this Policy and applicable securities laws as if they were for the individual’s own account. D. Trading by Persons Other than Insiders Insiders may be liable for communicating or tipping material, non-public information to a third party (“tippee”), and insider trading violations are not limited to trading or tipping by insiders. Persons other than insiders also can be liable for insider trading, including tippees who trade on material, non-public information tipped to them or individuals who trade on material, non-public information that has been misappropriated. Tippees inherit an insider’s duties and are liable for trading on material, non-public information illegally tipped to them by an insider. Similarly, just as insiders are liable for the insider trading of their tippees, so are tippees who pass the information along to others who trade. In other words, a tippee’s liability for insider trading is no different from that of an insider. Tippees can obtain material, non-public information by receiving overt tips from others or through, among other things, conversations at social, business, or other gatherings. E. Penalties for Engaging in Insider Trading Penalties for trading on or tipping material, non-public information can extend significantly beyond any profits made or losses avoided, both for individuals engaging in such unlawful conduct and their employers. The SEC and Department of Justice have made the civil and criminal prosecution of insider trading violations a top priority. Enforcement remedies available to the government or private plaintiffs under the federal securities laws include: • SEC administrative sanctions; • securities industry self-regulatory organization sanctions; • civil injunctions; • damage awards to private plaintiffs; • disgorgement of all profits; • civil fines for the violator of up to three times the amount of profit gained or loss avoided; • civil fines for the employer or other controlling person of a violator (i.e., where the violator is an employee or other controlled person) of up to the greater of $2,479,282 (subject to adjustment for inflation) or three times the amount of profit gained or loss avoided by the violator; • criminal fines for individual violators of up to $5,000,000 ($25,000,000 for an entity); and • jail sentences of up to 20 years. In addition, insider trading could result in serious sanctions by the Company, including dismissal. Insider trading violations are not limited to violations of the federal securities laws. Other federal and state civil or criminal laws, such as the laws prohibiting mail and wire fraud and Exhibit 19.1 6 the Racketeer Influenced and Corrupt Organizations Act (RICO), also may be violated in connection with insider trading. F. Size of Transaction and Reason for Transaction Do Not Matter The size of the transaction or the amount of profit received does not have to be significant to result in prosecution. The SEC has the ability to monitor even the smallest trades, and the SEC performs routine market surveillance. Brokers and dealers are required by law to inform the SEC of any possible violations by people who may have material, non-public information. The SEC aggressively investigates even small insider trading violations. G. Examples of Insider Trading Examples of insider trading cases include: • actions brought against corporate officers, directors, and employees who traded in a company’s securities after learning of significant confidential corporate developments; • friends, business associates, family members and other tippees of such officers, directors, and employees who traded in the securities after receiving such information; • government employees who learned of such information in the course of their employment; and • other persons who misappropriated, and took advantage of, confidential information from their employers. The following are illustrations of insider trading violations. These illustrations are hypothetical and, consequently, not intended to reflect on the actual activities or business of the Company or any other entity. Trading by Insider An officer of X Corporation learns that earnings to be reported by X Corporation will increase dramatically. Prior to the public announcement of such earnings, the officer purchases X Corporation’s stock. The officer, an insider, is liable for all profits as well as penalties of up to three times the amount of all profits. The officer also is subject to, among other things, criminal prosecution, including up to $5,000,000 in additional fines and 20 years in jail. Depending upon the circumstances, X Corporation and the individual to whom the officer reports also could be liable as controlling persons. Trading by Tippee An officer of X Corporation tells a friend that X Corporation is about to publicly announce that it has signed an agreement for a major acquisition. This tip causes the friend to purchase X Corporation’s stock in advance of the announcement. The officer is jointly liable with his friend for all of the friend’s profits, and each is liable for all civil penalties of up to three times the amount of the friend’s profits. The officer and his friend are also subject to criminal prosecution and other remedies and sanctions, as described above. Exhibit 19.1 7 H. Prohibition of Records Falsification and False Statements Section 13(b)(2) of the 1934 Act requires companies subject to the Act to maintain proper internal books and records and to devise and maintain an adequate system of internal accounting controls. The SEC has supplemented the statutory requirements by adopting rules that prohibit (1) any person from falsifying records or accounts subject to the above requirements and (2) officers or directors from making any materially false, misleading, or incomplete statement to any accountant in connection with any audit or filing with the SEC. These provisions reflect the SEC’s intent to discourage officers, directors and other persons with access to the Company’s books and records from taking action that might result in the communication of materially misleading financial information to the investing public. IV. STATEMENT OF PROCEDURES PREVENTING INSIDER TRADING The following procedures have been established, and will be maintained and enforced, by the Company to prevent insider trading. Every officer, director and employee is required to follow these procedures. A. Pre-Clearance of All Trades by All Officers, Directors and Certain Employees To provide assistance in preventing inadvertent violations of applicable securities laws and to avoid the appearance of impropriety in connection with the purchase and sale of the Company’s securities, all transactions in the Company’s securities (including without limitation, acquisitions and dispositions of Company stock, gifts, the exercise of stock options and the sale of Company stock issued upon exercise of stock options) by officers, directors and such other employees as are designated [in Schedule I, as may be amended from time to time] by the Board of Directors, the Chief Executive Officer, Chief Financial Officer or the Chief Legal Officer as being subject to this pre-clearance process (each, a “Pre-Clearance Person”) must be pre- cleared by the Company’s Chief Legal Officer or the Chief Legal Officer’s designee. Pre- clearance does not relieve anyone of his or her responsibility under SEC rules. For the avoidance of doubt, any designation by the Board of Directors of the employees who are subject to pre- clearance may be updated from time to time by the Chief Executive Officer, the Chief Financial Officer or the Chief Legal Officer. A request for pre-clearance may be oral or in writing (including without limitation by e- mail), should be made at least two (2) business days in advance of the proposed transaction using the form of pre-clearance available electronically through the Company’s intranet attached hereto as “Attachment A.” In addition, unless otherwise determined by the Chief Legal Officer, the Pre- Clearance Person must execute a certification (in the form approved by the Chief Legal Officer) that he, she or it is not aware of material, non-public information about the Company. The Chief Legal Officer shall have sole discretion to decide whether to clear any contemplated transaction, provided that the Chief Financial Officer shall have sole discretion to decide whether to clear transactions by the Chief Legal Officer or persons or entities subject to this policy as a result of their relationship with the Chief Legal Officer. All trades that are pre-cleared must be effected within five business days of receipt of the pre-clearance unless a specific exception has been granted by the Chief Legal Officer (or the Chief Financial Officer, in the case of the Chief Legal Officer or persons or entities subject to this policy as a result of their relationship with the Chief Legal Officer). A pre-cleared trade (or any portion of a pre-cleared trade) that has not been effected during the five business day period must be pre-cleared again prior to Exhibit 19.1 8 execution. Notwithstanding receipt of pre-clearance, if the Pre-Clearance Person becomes aware of material, non-public information or becomes subject to a black-out period before the transaction is effected, the transaction may not be completed. B. Black-Out Periods No officer, director or other employee designated [in Schedule II, as may be amended from time to time] by the Board of Directors, the Chief Executive Officer, the Chief Financial Officer or the Chief Legal Officer as being subject to quarterly blackout periods shall purchase or sell any security of the Company during the period beginning at 11:59 p.m., Eastern time, on the 14th calendar day before the end of any fiscal quarter of the Company and ending upon the completion of the second full trading day after the public release of earnings data for such fiscal quarter or during any other trading suspension period declared by the Company, except for purchases and sales made pursuant to the permitted transactions described in Section II. For example, if the Company’s fourth fiscal quarter ends at 11:59 p.m., Eastern time, on December 31, the corresponding blackout period would begin at 11:59 p.m., Eastern time, on December 17. For the avoidance of doubt, any designation by the Board of Directors of the employees who are subject to quarterly blackout periods may be updated from time to time by the Chief Executive Officer, Chief Financial Officer or Chief Legal Officer. Exceptions to the black-out period policy may be approved only by the Company’s Chief Legal Officer (or, in the case of an exception for the Chief Legal Officer or persons or entities subject to this policy as a result of their relationship with the Chief Legal Officer, the Chief Financial Officer or, in the case of exceptions for directors or persons or entities subject to this policy as a result of their relationship with a director, the Board of Directors). From time to time, the Company, through the Board of Directors, the Company’s disclosure committee, the Chief Financial Officer or the Chief Legal Officer, may recommend that officers, directors, employees or others suspend trading in the Company’s securities because of developments that have not yet been disclosed to the public. Subject to the exceptions noted above, all of those affected should not trade in the Company’s securities while the suspension is in effect, and should not disclose to others that the Company has suspended trading. Any trading suspension will remain effective until revoked by the Chief Legal Officer. If the Company is required to impose a “pension fund black-out period” under Regulation BTR, each director and executive officer shall not, directly or indirectly sell, purchase or otherwise transfer during such black-out period any equity securities of the Company acquired in connection with his or her service as a director or officer of the Company, except as permitted by Regulation BTR. C. Post-Termination Transactions If an individual is in possession of material, non-public information when his or her service terminates, that individual may not trade in the Company’s securities until that information has become public or is no longer material. D. Information Relating to the Company 1. Access to Information Access to material, non-public information about the Company, including the Company’s Exhibit 19.1

9 business, earnings, prospects or acquisition activities, should be limited to officers, directors and employees of the Company on a need-to-know basis. In addition, such information should not be communicated to anyone outside the Company under any circumstances (except in accordance with the Company’s policies regarding the protection or authorized external disclosure of Company information) or to anyone within the Company on an other than need-to-know basis. In communicating material, non-public information to employees of the Company, all officers, directors and employees must take care to emphasize the need for confidential treatment of such information and adherence to the Company’s policies with regard to confidential information. 2. Inquiries From Third Parties Inquiries from third parties, such as industry analysts or members of the media, about the Company should be directed to the Chief Financial Officer or the Chief Legal Officer. E. Limitations on Access to Company Information The following procedures are designed to maintain confidentiality with respect to the Company’s business operations and activities. All officers, directors and employees should take all steps and precautions necessary to restrict access to, and secure, material, non-public information by, among other things: • maintaining the confidentiality of Company-related transactions; • conducting their business and social activities so as not to risk inadvertent disclosure of confidential information. Review of confidential documents in public places should be conducted so as to prevent access by unauthorized persons; • restricting access to documents and files (including computer files) containing material, non-public information to individuals on a need-to-know basis (including maintaining control over the distribution of documents and drafts of documents); • promptly removing and cleaning up all confidential documents and other materials from conference rooms following the conclusion of any meetings; • disposing of all confidential documents and other papers, after there is no longer any business or other legally required need, through shredders when appropriate; • restricting access to areas likely to contain confidential documents or material, non- public information; • safeguarding laptop computers, mobile devices, tablets, memory sticks, CDs and other items that contain confidential information; and • avoiding the discussion of material, non-public information in places where the information could be overheard by others such as in elevators, restrooms, hallways, restaurants, airplanes or taxicabs. Personnel involved with material, non-public information, to the extent feasible, should conduct their business and activities in areas separate from other Company activities. Exhibit 19.1 10 V. ADDITIONAL PROHIBITED TRANSACTIONS The Company has determined that there is a heightened legal risk and/or the appearance of improper or inappropriate conduct if the persons subject to this Policy engage in certain types of transactions. Therefore, Covered Persons shall comply with the following policies with respect to certain transactions in the Company securities: A. Short Sales Short sales of the Company’s securities evidence an expectation on the part of the seller that the securities will decline in value, and therefore signal to the market that the seller has no confidence in the Company or its short-term prospects. In addition, short sales may reduce the seller’s incentive to improve the Company’s performance. For these reasons, short sales of the Company’s securities are prohibited by this Policy. In addition, Section 16(c) of the 1934 Act absolutely prohibits Section 16 reporting persons (i.e., directors, certain officers and the Company’s 10% stockholders) from making short sales of the Company’s equity securities, i.e., sales of shares that the insider does not own at the time of sale, or sales of shares against which the insider does not deliver the shares within 20 days after the sale. B. Options A transaction in options is, in effect, a bet on the short-term movement of the Company’s stock and therefore creates the appearance that an officer, director or employee is trading based on inside information. Transactions in options, whether traded on an exchange, on any other organized market or on an over-the-counter market, also may focus an officer’s, director’s or employee’s attention on short-term performance at the expense of the Company’s long-term objectives. Accordingly, transactions in puts, calls or other derivative securities involving the Company’s equity securities, on an exchange, on or in any other organized market or on an over-the-counter market, are prohibited by this Policy. C. Hedging Transactions Purchasing financial instruments, such as prepaid variable forward contracts, equity swaps, collars, and exchange funds, or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities, may cause an officer, director, or employee to no longer have the same objectives as the Company’s other stockholders. Therefore, all such transactions involving the Company’s equity securities, whether such securities were granted as compensation or are otherwise held, directly or indirectly, are prohibited by this Policy. D. Purchases of the Company’s Securities on Margin; Pledging the Company’s Securities to Secure Margin or Other Loans Purchasing on margin means borrowing from a brokerage firm, bank or other entity in order to purchase the Company’s securities (other than in connection with a cashless exercise of stock options through a broker under the Company’s equity plans). Margin purchases of the Company’s securities are prohibited by this Policy. Pledging the Company’s securities as collateral to secure loans is prohibited. This prohibition means, among other things, that you Exhibit 19.1 11 cannot hold the Company’s securities in a “margin account” (which would allow you to borrow against your holdings to buy securities). E. Partnership Distributions Nothing in this Policy is intended to limit the ability of a venture capital partnership or other similar entity with which a director is affiliated to distribute Company securities to its partners, members or other similar persons. It is the responsibility of each affected director and the affiliated entity, in consultation with their own counsel (as appropriate), to determine the timing of any distributions, based on all relevant facts and circumstances and applicable securities laws. VI. RULE 10B5-1 TRADING PLANS A. Overview Rule 10b5-1 presents an opportunity for insiders to establish arrangements to sell (or purchase) Company stock without the restrictions of trading windows and black-out periods, even when there is undisclosed material information. Rule 10b5-1 will protect directors, officers and employees from insider trading liability under Rule 10b5-1 for transactions under a previously established contract, plan or instruction to trade in the Company’s stock entered into in good faith and in accordance with the terms of Rule 10b5-1 (a “Trading Plan”) and will be exempt from the trading restrictions set forth in this Policy. Each such Trading Plan, and any proposed modification or termination thereof, must be submitted to and pre-approved by the Company’s Chief Legal Officer, or such other person as the Board of Directors may designate from time to time (the “Authorizing Officer”), who may impose such conditions on the implementation and operation of the Trading Plan as the Authorizing Officer deems necessary or advisable. However, compliance of the Trading Plan to the terms of Rule 10b5-1 and the execution of transactions pursuant to the Trading Plan are the sole responsibility of the person initiating the Trading Plan, not the Company or the Authorizing Officer. Trading Plans do not exempt individuals subject to Section 16 of the 1934 Act from complying with Section 16 reporting obligations or from short-swing profit rules or liability. Furthermore, a Trading Plan only provides an “affirmative defense” in the event there is an insider trading lawsuit. It does not prevent someone from bringing a lawsuit. A director, officer or employee may enter into a Trading Plan only when he or she is not in possession of material, non-public information, and only during a trading window period outside of the trading black-out period. Although transactions effected under a Trading Plan will not require further pre-clearance at the time of the trade, any transaction (including the quantity and price) made pursuant to a Trading Plan of a Section 16 reporting person must be reported to the Company promptly on the day of each trade to permit the Company’s filing coordinator to assist in the preparation and filing of a required Form 4. However, the ultimate responsibility, and liability, for timely filing remains with the Section 16 reporting person. The Company reserves the right from time to time to suspend, discontinue or otherwise prohibit any transaction in the Company’s securities, even pursuant to a previously approved Trading Plan, if the Authorizing Officer or the Board of Directors, in its discretion, determines that such suspension, discontinuation or other prohibition is in the best interests of the Company. Any Trading Plan submitted for approval hereunder should explicitly acknowledge the Company’s right to prohibit Exhibit 19.1 12 transactions in the Company’s securities. Failure to discontinue purchases and sales as directed shall constitute a violation of the terms of this Section VI and result in a loss of the exemption set forth herein. Officers, directors and employees may adopt Trading Plans with brokers that outline a pre- set plan for trading of the Company’s stock, including the exercise of options. Trades pursuant to a Trading Plan generally may occur at any time. However, the Trading Plan must include a minimum “cooling-off period” between the establishment of a Trading Plan and commencement of any transactions under such plan for: • Section 16 reporting persons that extends to the later of 90 days after adoption or modification of a Trading Plan or two business days after filing the Form 10-K or Form 10-Q covering the fiscal quarter in which the Trading Plan was adopted or modified, as applicable, up to a maximum of 120 days; and • employees who are not Section 16 reporting persons and any other persons, other than the Company, that extends 30 days after adoption or modification of a Trading Plan. Individuals may not adopt more than one Trading Plan at a time except under the limited circumstances permitted by Rule 10b5-1 and subject to pre-approval by the Authorizing Officer. For clarity, the requirements of this Section VI.A do not apply to any Trading Plan entered into by a private equity firm or other similar entity with which a director is affiliated. It is the responsibility of each such private equity firm or other entity, in consultation with their own counsel (as appropriate), to comply with applicable securities laws in connection with any Trading Plan. B. Termination of and Modifications to Trading Plans Termination of Trading Plans should occur only in unusual circumstances and if the person terminating the plan is acting in good faith. Effectiveness of any termination or modification of a Trading Plan will be subject to the prior review and approval of the Authorizing Officer. Termination is effected upon written notice to the broker. A person acting in good faith may modify a prior Trading Plan so long as such modifications are made outside of a quarterly trading black-out period and at a time when the Trading Plan participant does not possess material, non-public information. Modifications to a Trading Plan are subject to pre-approval by the Authorizing Officer and modifications of a Trading Plan that change the amount, price, or timing of the purchase or sale of the securities underlying a Trading Plan will trigger a new cooling-off period (as described in Section VI.A above). Under certain circumstances, a Trading Plan must be terminated. This may include circumstances such as the announcement of a merger or the occurrence of an event that would cause the transaction either to violate the law or to have an adverse effect on the Company. The Authorizing Officer or administrator of the Company’s stock plans is authorized to notify the broker in such circumstances, thereby insulating the insider in the event of revocation. Exhibit 19.1

13 C. Discretionary Plans Although non-discretionary Trading Plans are preferred, discretionary Trading Plans, where the discretion or control over trading is transferred to a broker, are permitted if pre-approved by the Authorizing Officer. The Authorizing Officer of the Company must pre-approve any Trading Plan, arrangement or trading instructions, etc., involving potential sales or purchases of the Company’s stock or option exercises, including but not limited to, blind trusts, discretionary accounts with banks or brokers, or limit orders. The actual transactions effected pursuant to a pre-approved Trading Plan will not be subject to further pre-clearance for transactions in the Company’s stock once the Trading Plan or other arrangement has been pre-approved. D. Reporting (if Required) If required, an SEC Form 144 will be filled out and filed by the individual/brokerage firm in accordance with the existing rules regarding Form 144 filings. A footnote at the bottom of the Form 144 should indicate that the trades “are in accordance with a Trading Plan that complies with Rule 10b5-1 and was adopted on .” For Section 16 reporting persons, Form 4s should be filed before the end of the second business day following the date that the broker, dealer or plan administrator informs the individual that a transaction was executed, provided that the date of such notification is not later than the third business day following the trade date. The Form 4 must indicate that the transaction was made pursuant to a Trading Plan. E. Options Exercises of options for cash may be executed at any time. “Cashless exercise” option exercises through a broker are not permitted during black-out periods. However, the Company will permit same day sales under Trading Plans. If a broker is required to execute a cashless exercise in accordance with a Trading Plan, then the Company must have exercise forms attached to the Trading Plan that are signed, undated and with the number of shares to be exercised left blank. Once a broker determines that the time is right to exercise the option and dispose of the shares in accordance with the Trading Plan, the broker will notify the Company in writing and the administrator of the Company’s stock plans will fill in the number of shares and the date of exercise on the previously signed exercise form. The insider should not be involved with this part of the exercise. F. Trades Outside of a Trading Plan During an open trading window, trades differing from Trading Plan instructions that are already in place are allowed as long as the Trading Plan continues to be followed. G. Public Disclosure The Company reserves the right to publicly disclose, announce, or respond to inquiries from the media regarding the adoption, modification, or termination of a Trading Plan and non- Rule 10b5-1 trading arrangements, or the execution of transactions made under a Trading Plan. Exhibit 19.1 14 H. Prohibited Transactions The transactions prohibited under Section V of this Policy, including among others short sales and hedging transactions, may not be carried out through a Trading Plan or other arrangement or trading instruction involving potential sales or purchases of the Company’s securities. I. Limitation on Liability None of the Company, the Chief Executive Officer, the Chief Financial Officer, Chief Legal Officer, the Authorizing Officer, the Company’s other employees or any other person will have any liability for any delay in reviewing, or refusal of, a Trading Plan submitted pursuant to this Section VI or a request for pre-clearance submitted pursuant to Section IV of this Policy. Notwithstanding any review of a Trading Plan pursuant to this Section VI or pre-clearance of a transaction pursuant to Section IV of this Policy, none of the Company, the Chief Executive Officer, the Chief Financial Officer, Chief Legal Officer, the Authorizing Officer, the Company’s other employees or any other person assumes any liability for the legality or consequences of such Trading Plan or transaction to the person engaging in or adopting such Trading Plan or transaction. VII. ADMINISTRATION; EXECUTION AND RETURN OF CERTIFICATION OF COMPLIANCE The Chief Legal Officer has authority to interpret, amend and implement this Policy. This authority includes interpreting or waiving the terms of this Policy, to the extent consistent with its general purpose and applicable securities laws. After reading this Policy and on an annual basis, all officers, directors and employees should acknowledge such review and receipt via the Company’s identified system. * * * * * Effective: August 5, 2025 Exhibit 19.1 SCHEDULE I DESIGNATED PERSONS SUBJECT TO PRE-CLEARANCE REQUIREMENTS [SEE LIST MAINTAINED BY LEGAL DEPARTMENT] Exhibit 19.1 SCHEDULE II DESIGNATED EMPLOYEES SUBJECT TO BLACK-OUT PERIODS [SEE SCHEDULE I] Exhibit 19.1

ATTACHMENT A EVERCOMMERCE INC. PRE-CLEARANCE REQUEST Please complete and return this form to [ ]. Name of Person Requesting Pre-Clearance Note - You must pre-clear transactions involving EverCommerce Inc. securities by you, your spouse, children and relatives sharing your household, as well as transactions involving other entities such as trusts, corporations and partnerships in which you have or share control. Type of Security [check all applicable boxes] ☐ Common Stock ☐ Restricted stock unit ☐ Stock Option ☐ Other Number of Securities Proposed Date of Transaction Type of Transaction [check all applicable boxes] ☐ Purchase ☐ Sale ☐ Stock Option exercise – exercise price paid as follows: ☐ Broker’s cashless exchange (i.e., broker sells shares to cover exercise price) ☐ Cash payment ☐ Other ☐ Withholding tax with respect to Restricted Stock Units or Stock Option paid as follows: ☐ Broker’s cashless exchange (i.e., broker sells shares to cover withholding tax) ☐ Cash payment ☐ Other ☐ Gift ☐ Transfer ☐ Other Exhibit 19.1 Certification and Acknowledgment: Note – Please review the EverCommerce Inc. Insider Trading Compliance Policy prior to making the below certification and acknowledgment. Certain of the above transactions (e.g., the exercise of a stock option and certain gift transactions or other transfers) may be permitted while you are in possession of material non-public information. ☐ I am not currently in possession of any material non-public information relating to EverCommerce Inc. and its subsidiaries. ☐ I intend to make a bona fide gift of securities and I do not believe that the gift recipient intends to sell the securities while I am in possession of material, non-public information about EverCommerce Inc. and its subsidiaries. ☐ I understand that clearance may be rescinded prior to effectuating the above transaction if material non-public information regarding EverCommerce Inc. arises and, in the reasonable judgment of EverCommerce Inc., the completion of my trade would be inadvisable. I also understand that the ultimate responsibility for compliance with the insider trading provisions of the federal securities laws rests with me and that clearance of any proposed transaction should not be construed as a guarantee that I will not later be found to have been in possession of material non-public information. ☐ I hereby certify that the statements made on this form are true and correct. Signature Date Print Name Email Telephone Number □ Request Approved (transaction must be completed during the “window period” (as described in Section III of the Insider Trading Compliance Policy). □ Request Denied □ Request Approved with the following modification: Signature Date Exhibit 19.1